
  First Health Group Corp. and Subsidiaries                EXHIBIT 11
  COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
  (Unaudited)

                                               Three Months Ended June 30,
                                                   1999          1998
                                                 ----------    ----------
  Net income .............................      $16,950,000   $23,322,000
                                                 ==========    ==========
  Weighted average number of common shares
    outstanding:

    Shares outstanding from beginning of period  51,288,000    63,057,000
    Other issuances of common stock ......           50,000        38,000
    Purchases of treasury stock ..........         (912,000)           --
                                                 ----------    ----------
  Weighted average common and common share
    equivalents...........................       50,426,000    63,095,000
                                                 ==========    ==========
  Net income  per common share............      $       .34   $       .37
                                                 ==========    ==========




                                                Six Months Ended June 30,
                                                   1999          1998
                                                 ----------    ----------
  Net income .............................      $34,530,000   $46,425,000
                                                 ==========    ==========
  Weighted average number of common shares
    outstanding:

    Shares outstanding from beginning of period  53,463,000    63,890,000
    Other issuances of common stock ......           86,000       695,000
    Purchases of treasury stock ..........       (1,917,000)   (1,230,000)
                                                 ----------    ----------
  Weighted average common and common share
    equivalents...........................       51,632,000    63,355,000
                                                 ==========    ==========
  Net income  per common share............      $       .67   $       .73
                                                 ==========    ==========

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
  First Health Group Corp. and Subsidiaries                EXHIBIT 11
  COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
  (Unaudited)

                                               Three Months Ended June 30,
                                                   1999          1998
                                                 ----------    ----------
  Net income .............................      $16,950,000   $23,322,000
                                                 ==========    ==========
  Weighted average number of common shares
    outstanding:

    Shares outstanding from beginning of period  51,288,000    63,057,000
    Other issuances of common stock ......           50,000        38,000
    Purchases of treasury stock ..........         (912,000)           --

    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options      361,000     1,100,000
                                                 ----------    ----------
  Weighted average common and common share
    equivalents...........................       50,787,000    64,195,000
                                                 ==========    ==========
  Net income per common share.............      $       .33   $       .36
                                                 ==========    ==========


                                                 Six Months Ended June 30,
                                                   1999          1998
                                                 ----------    ----------
  Net income .............................      $34,530,000   $46,425,000

  Weighted average number of common shares outstanding:

    Shares outstanding from beginning of period  53,463,000    63,890,000
    Other issuances of common stock ......           86,000       695,000
    Purchases of treasury stock ..........       (1,917,000)   (1,230,000)

    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options      367,000     1,248,000
                                                 ----------    ----------
  Weighted average common and common share
    equivalents...........................       51,999,000    64,603,000
                                                 ==========    ==========
  Net income per common share.............      $       .66   $       .72
                                                 ==========    ==========